EXHIBIT 32


CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

      The undersigned hereby certify that the Annual Report on Form 10-K of Ensurge, Inc. for the year ended December 31, 2003, as filed April 30, 2004 with the Securities and Exchange Commission, to the best of our knowledge fully complies with the requirements of Section 13(a) or 15(d) of The Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of Ensurge, Inc.


   Date: April 30, 2004        /s/ Jeff A. Hanks

                             Jeff A. Hanks
                             President and Chief Executive Officer
                             Chief Financial Officer
                             (Principal Executive and Financial Officer)